Exhibit 10.34

S&W SEED COMPANY
AMENDED AND RESTATED
2009 EQUITY INCENTIVE PLAN

S&W Seed Company (the "Company"), a Nevada corporation, hereby adopts the following Amended and Restated 2009 Equity Incentive Plan (the "Plan"). The 2009 Equity Incentive Plan was originally adopted by the Company's Board of Directors in October 2009 and by its stockholders in February 2010. This Amendment and Restatement was adopted by the Board in October 2012, subject to stockholder approval, which was granted on December 8, 2012.

1. PURPOSE OF THE PLAN

The purpose of the Plan is to assist the Company and its Subsidiaries in attracting and retaining selected individuals to serve as employees, directors, consultants and/or advisors who are expected to contribute to the Company's success and to achieve long-term objectives that will benefit stockholders of the Company through the additional incentives inherent in the Awards hereunder.

2. DEFINITIONS

2.1. "Affiliate" shall mean (i) any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, provided each corporation in the unbroken chain (other than the Company) owns, at the time of the determination, stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain, and (ii) any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. The Board shall have the authority to determine (i) the time or times at which the ownership tests are applied, and (ii) whether "Affiliate" includes entities other than corporations within the foregoing definition.

2.2. "Award" shall mean any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Other Share-Based Award, Performance Award or any other right, interest or option relating to Shares or other property (including cash) granted pursuant to the provisions of the Plan.

2.3. "Award Agreement" shall mean any agreement, contract or other instrument or document evidencing any Award hereunder, whether in writing or through an electronic medium.

2.4. "Board" shall mean the board of directors of the Company.

2.5. "Cause" shall mean with respect to a Participant, the occurrence of any of the following: (i) the Participant commits an act of dishonesty in connection with the Participant's responsibilities as an Employee or Consultant; (ii) the Participant commits a felony or any act of moral turpitude; (iii) the Participant commits any willful or grossly negligent act that constitutes gross misconduct and/or injures, or is reasonably likely to injure, the Company or any Affiliate; or (iv) the Participant willfully and materially violates (A) any written policies or procedures of the Company or any Affiliate, or (B) the Participant's obligations to the Company or any Affiliate. The determination that a termination is for Cause shall be made by the Company in its sole discretion. Any determination by the Company that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Awards held by such Participant shall have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.

2.6. "Change in Control" means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(a) Any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company's then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur (i) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person from the Company in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities or (ii) solely because the level of ownership held by any Exchange Act Person (the "Subject Person") exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities owned by the Subject Person over the designated percentage threshold, then a Change in Control shall be deemed to occur;

(b) There is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (i) outstanding voting securities representing more than 50% of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (ii) more than 50% of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;

(c) The stockholders of the Company approve or the Board approves a plan of complete dissolution or liquidation of the Company, or a complete dissolution or liquidation of the Company shall otherwise occur;

(d) There is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an entity, more than 50% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or

(e) Individuals who, on the date this Plan is adopted by the Board, are members of the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this Plan, be considered as a member of the Incumbent Board.

For avoidance of doubt, the term Change in Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company.

Notwithstanding the foregoing, to the extent that the Company determines that any of the payments or benefits under this Plan that are payable in connection with a Change in Control constitute deferred compensation under Section 409A that may only be paid on a transaction that meets the standard of Treasury Regulation Section 1.409A-3(a)(5), the foregoing definition of Change in Control shall apply only to the extent the transaction also meets the definition used for purposes of Treasury Regulation Section 1.409A-3(a)(5), that is, as defined under Treasury Regulation Section 1.409A-3(i)(5).

Notwithstanding the foregoing or any other provision of this Plan, the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant shall supersede the foregoing definition with respect to Awards subject to such agreement; provided, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition shall apply.

2.7. "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

2.8. "Committee" shall mean a committee consisting of members of the Board to whom authority has been delegated by the Board in accordance with Section 4.2(c). Initially, and until further action by the Board, "Committee" shall mean the Compensation Committee of the Board or a subcommittee thereof formed by the Compensation Committee to act as the Committee hereunder. The Committee shall consist of no fewer than two Directors, each of whom is (i) a "Non-Employee Director" within the meaning of Rule 16b-3 under the Exchange Act, (ii) an "outside director" within the meaning of Section 162(m) of the Code, and (iii) an "independent director" for purpose of the rules of the applicable stock market or exchange on which the Shares are quoted or traded, to the extent required by such rules. The Board may designate one or more Directors as alternate members of the Committee who may replace any absent or disqualified member at any meeting of the Committee.

2.9. "Consultant" shall mean any consultant or advisor who is a natural person and who provides services to the Company or any Subsidiary, so long as such person (i) renders bona fide services that are not in connection with the offer and sale of the Company's securities in a capital-raising transaction and (ii) does not directly or indirectly promote or maintain a market for the Company's securities.

2.10. "Continuous Service" shall mean that the Participant's service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate from a Consultant to Employee shall not terminate a Participant's Continuous Service. Furthermore, a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant's service with the Company or an Affiliate, shall not terminate a Participant's Continuous Service. However, if the corporation for which a Participant is rendering service ceases to qualify as an Affiliate, as determined by the Board in its sole discretion, such Participant's Continuous Service shall be considered to have terminated on the date such corporation ceases to qualify as an Affiliate. A leave of absence shall be treated as Continuous Service for purposes of vesting in an Award to such extent as may be provided in the Company's leave of absence policy or in the written terms of the Participant's leave of absence.

2.11. "Corporate Transaction" shall mean the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(a) a sale or other disposition of all or substantially all, as determined by the Board in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

(b) a sale or other disposition of at least ninety percent (90%) of the outstanding securities of the Company;

(c) the consummation of a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(d) the consummation of a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

2.12. "Covered Employee" shall mean an employee of the Company or its Subsidiaries who is a "covered employee" within the meaning of Section 162(m) of the Code.

2.13. "Director" shall mean a non-employee member of the Board.

2.14. "Disability" shall mean with respect to a Participant, the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months, as provided in Sections 22(e)(3) and 409A(a)(2)(c)(i) of the Code, and shall be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.

2.15. "Dividend Equivalents" shall have the meaning set forth in Section 12.4.

2.16. "Employee" shall mean any employee of the Company or any Subsidiary and any prospective employee conditioned upon, and effective not earlier than, such person becoming an employee of the Company or any Subsidiary.

2.17. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

2.18. "Exchange Act Person" shall mean any natural person, entity or "group" (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that "Exchange Act Person" shall not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, (iv) an entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company; or (v) any natural person, entity or "group" (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the effective date of the Plan as set forth in Section 13, is the owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company's then outstanding securities.

2.19. "Fair Market Value" shall mean, with respect to Shares as of any date, (i) the closing sale price of the Shares reported as having occurred on the principal U.S. national securities exchange on which the Shares are listed and traded on such date, or, if there is no such sale on that date, then on the last preceding date on which such a sale was reported; (ii) if the Shares are not listed on any U.S. national securities exchange but are quoted in an inter-dealer quotation system on a last sale basis, the final ask price of the Shares reported on such date, or, if there is no such sale on such date, then on the last preceding date on which a sale was reported; or (iii) if the Shares are not listed on a U.S. national securities exchange nor quoted on an inter-dealer quotation system on a last sale basis, the amount determined by the Committee to be the fair market value of the Shares as determined by the Committee in its sole discretion. The Fair Market Value of any property other than Shares shall mean the market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.

2.20. "Incentive Stock Option" shall mean an Option which when granted is intended to qualify as an incentive stock option for purposes of Section 422 of the Code.

2.21. "Non-Employee Director" shall mean a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act ("Regulation S-K")), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a "non-employee director" for purposes of Rule 16b-3.

2.22. "Option" shall mean any right granted to a Participant under the Plan allowing such Participant to purchase Shares at such price or prices and during such period or periods as the Board shall determine.

2.23. "Other Share-Based Award" shall have the meaning set forth in Section 8.1.

2.24. "Outside Director" shall mean a Director who either (i) is not a current employee of the Company or an "affiliated corporation" (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an "affiliated corporation" who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year, has not been an officer of the Company or an "affiliated corporation," and does not receive remuneration from the Company or an "affiliated corporation," either directly or indirectly, in any capacity other than as a Director, or (ii) is otherwise considered an "outside director" for purposes of Section 162(m) of the Code.

2.25. "Participant" shall mean an Employee, Director or Consultant who is selected by the Committee to receive an Award under the Plan.

2.26. "Payee" shall have the meaning set forth in Section 13.2.

2.27. "Performance Award" shall mean any Award of Performance Cash, Performance Shares or Performance Units granted pursuant to Article 9.

2.28. "Performance Cash" shall mean any cash incentives granted pursuant to Article 9 payable to the Participant upon the achievement of such performance goals as the Committee shall establish.

2.29. "Performance Criteria" shall mean one or more of the criteria specified in Section 10.2 and selected by the Board for purposes of establishing the Performance Goals for a Performance Period.

2.30. "Performance Goals" shall mean, for a Performance Period, the one or more goals established by the Board for the Performance Period based upon the Performance Criteria. Performance Goals may be set on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to internally generated business plans, approved by the Board, the performance of one or more comparable companies or the performance of one or more relevant indices. To the extent consistent with Section 162(m) of the Code and the regulations thereunder, the Board is authorized to make adjustments in the method of calculating the attainment of Performance Goals for a Performance Period as follows: (i) to exclude restructuring and/or other nonrecurring charges (including but not limited to the effect of tax or legal settlements); (ii) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated net sales and operating earnings; (iii) to exclude the effects of changes to generally accepted accounting standards required by the Financial Accounting Standards Board; (iv) to exclude the effects of any statutory adjustments to corporate tax rates; (v) to exclude stock-based compensation expense determined under generally accepted accounting principles; (vi) to exclude any other unusual, non-recurring gain or loss or extraordinary item; (vii) to respond to, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development; (viii) to respond to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions; (ix) to exclude the dilutive effects of acquisitions or joint ventures; (x) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture; (xi) to exclude the effect of any change in the outstanding shares of common stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common shareholders other than regular cash dividends; (xii) to reflect a corporate transaction, such as a merger, consolidation, separation (including a spinoff or other distribution of stock or property by a corporation), or reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code); (xiii) to reflect any partial or complete corporate liquidation; (xiv) to exclude the effect of in-process research and development expenses; and (xv) to exclude the income tax effect of non-GAAP pre-tax adjustments from the provision for income taxes. The Board also retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals.

2.31. "Performance Period" shall mean the period established by the Committee during which any performance goals specified by the Committee with respect to a Performance Award are to be measured.

2.32. "Performance Share" shall mean any grant pursuant to Article 9 of a unit valued by reference to a designated number of Shares, which value will be paid to the Participant upon achievement of such performance goals as the Committee shall establish.

2.33. "Performance Unit" shall mean any grant pursuant to Article 9 of a unit valued by reference to a designated amount of cash or property other than Shares, which value will be paid to the Participant upon achievement of such performance goals during the Performance Period as the Committee shall establish.

2.34. "Permitted Assignee" shall have the meaning set forth in Section 12.2.

2.35. "Restricted Stock" shall mean any Share issued with the restriction that the holder may not sell, transfer, pledge or assign such Share and with such other restrictions as the Committee, in its sole discretion, may impose, which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

2.36. "Restricted Stock Award" shall have the meaning set forth in Section 7.1.

2.37. "Restricted Stock Unit" means an Award that is valued by reference to a Share, which value may be paid to the Participant by delivery of such property as the Board shall determine, which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Board may deem appropriate.

2.38. "Restricted Stock Unit Award" shall have the meaning set forth in Section 7.1

2.39. "Shares" shall mean the shares of common stock of the Company, par value $0.001 per share.

2.40. "Stock Appreciation Right" shall mean the right granted to a Participant pursuant to Article 6.

2.41. "Subsidiary" shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the relevant time each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

2.42. Substitute Awards" shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

2.43. "Vesting Period" shall mean the period of time specified by the Committee during which vesting restrictions for an Award are applicable.

3. SHARES SUBJECT TO THE PLAN

3.1. Number of Shares.

(a) Subject to adjustment as provided in Section 11.1, the number of shares of Common Stock issued or transferred and covered by outstanding awards granted under this Plan shall not in the aggregate exceed 1,250,000 shares of Common Stock, which may be Common Stock of original issuance or Common Stock held in treasury, or a combination thereof. Subject to the provisions of Section 11.1 regarding adjustments in the event of stock splits, reverse stock splits and other recapitalization events, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options shall be 1,250,000. The Company shall at all times during the term of the Plan, and while any Stock Awards are outstanding, retain as authorized and unissued Common Stock or as treasury Common Stock, at least the number of shares of Common Stock required under the provisions of this Plan, or otherwise assure itself of its ability to perform its obligations hereunder.

(b) If any Shares subject to an Award are forfeited, an Award expires or otherwise terminates without issuance of Shares, or an Award is settled for cash (in whole or in part) or otherwise does not result in the issuance of all or a portion of the Shares subject to such Award (including on payment in Shares on exercise of a Stock Appreciation Right), such Shares shall, to the extent of such forfeiture, expiration, termination, cash settlement or non-issuance, again be available for issuance under the Plan.

(c) In the event that (i) any Option or other Award granted hereunder is exercised through the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, or (ii) withholding tax liabilities arising from such Option or other Award are satisfied by the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, then the Shares so tendered or withheld shall be available for issuance under the Plan.

(d) Substitute Awards shall not reduce the Shares authorized for grant under the Plan or the applicable limitations for grant to a Participant under Section 10.4, nor shall Shares subject to a Substitute Award again be available for Awards under the Plan to the extent of any forfeiture, expiration or cash settlement as provided in paragraph (b) or (c) above. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors prior to such acquisition or combination.

(e) The Board may grant Incentive Stock Options to any employee of the Company or any present or future Parent or Subsidiary as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option or for any action taken by the Board, including without limitation the conversion of an Incentive Stock Option to a Nonstatutory Stock Option.

3.2. Source of Shares. Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares purchased in the open market or otherwise.

4. ELIGIBILITY AND ADMINISTRATION

4.1. Eligibility. Any Employee, Director or Consultant shall be eligible to be selected as a Participant. The Board may grant Substitute Awards to holders of equity awards issued by a company acquired by the Company or with which the Company combines.

4.2. Administration.

(a) The Board shall administer the Plan unless and until the Board delegates administration of the Plan to a Committee, as provided in Section 3(c).

(b) The Board or authorized Committee shall have the power, subject to, and within the limitations of, the express provisions of the Plan and subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to: (i) select the Employees, Directors or Consultants to whom Awards may from time to time be granted hereunder; (ii) determine the type or types of Awards to be granted to each Participant hereunder; (iii) determine the number of Shares to be covered by each Award granted hereunder; (iv) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted hereunder; (v) determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares or other property; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other property and other amounts payable with respect to an Award made under the Plan shall be deferred either automatically or at the election of the Participant; (vii) determine whether, to what extent and under what circumstances any Award shall be canceled or suspended; (viii) interpret and administer the Plan and any instrument or agreement entered into under or in connection with the Plan, including any Award Agreement; (ix) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent that the Committee shall deem desirable to carry it into effect; (x) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (xi) determine whether any Award will have Dividend Equivalents; and (xii) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan.

(c) The Board may delegate all or a portion of the administration of the Plan to a Committee, as follows:

(i) The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board or the Committee (as applicable). The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, re-vest in the Board some or all of the powers previously delegated.

(ii) In the sole discretion of the Board, the Committee may consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, and/or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3 of the Exchange Act. In addition, the Board in its sole discretion, may (1) delegate to a committee of one or more members of the Board who need not be Outside Directors the authority to grant Awards to eligible persons who are either (a) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Award, or (b) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code, and/or (2) delegate to a committee of two or more members of the Board who need not be Non-Employee Directors the authority to grant Awards to eligible persons who are not then subject to Section 16 of the Exchange Act.

(iii) Until further action is taken by the Board, the full powers and administration of the Plan are hereby delegated to the Compensation Committee of the Board, which shall be constituted to comply with the membership requirements of Section 16b-3 of the Exchange Act and Section 162(m) of the Code.

(d) The Board or Committee may delegate to one or more officers of the Company the authority to do one or both of the following (i) designate Employees of the Company or any of its Subsidiaries to be recipients of Options, Stock Appreciation Rights and, to the extent permitted by applicable law, other Awards and, to the extent permitted by applicable law, the terms thereof, and (ii) determine the number of shares of Common Stock to be subject to such Awards granted to such Employees; provided, however, that the Board resolutions regarding such delegation shall specify the total number of shares of Common Stock that may be subject to the Options granted by such Officer. Any such Stock Awards granted by Officers will be granted on the form of Award Agreement most recently approved for use by the Committee or the Board, unless otherwise provided in the resolutions approving the delegation authority. Notwithstanding anything to the contrary in this Section 4.2(d), the Board may not delegate to an Officer authority to determine the Fair Market Value of the Common Stock pursuant to Section 2.19 above.

(e) All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

(f) Neither the Board nor any Committee shall have the authority to: (i) reprice any outstanding Awards under the Plan, or (ii) cancel and re-grant any outstanding Awards under the Plan, unless the stockholders of the Company have approved such an action within 12 months prior to such an event, provided, however, that this provision shall not prevent cancellations of Awards upon expiration or termination of such Awards and the return of the underlying shares of Common Stock to the Plan for future issuance pursuant to Section 3.1(b) hereof.

(g) In connection with the Company's desire to comply as broadly as possible with Section 162(m) of the Code, and subject to adjustment in the event of stock splits, reverse stock splits and other events of recapitalization as provided in Section 11.1 hereof, no individual

Participant shall be eligible to be granted Awards whose value is determined by reference to an increase over an exercise or strike price of at least 100% of the Fair Market Value of the Common Stock on the date of grant covering more than 500,000 shares of Common Stock in any calendar year.

5. OPTIONS

5.1. Grant of Options. Options may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Any Option shall be subject to the terms and conditions of this Article and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Board shall deem desirable. Options may be designated as Incentive Stock Options, as determined by the Board.

5.2. Award Agreements. All Options shall be evidenced by a written Award Agreement in such form and containing such terms and conditions as the Committee shall determine which are not inconsistent with the provisions of the Plan. The terms of Options need not be the same with respect to each Participant. Granting an Option pursuant to the Plan shall impose no obligation on the recipient to exercise such Option. Any individual who is granted an Option pursuant to this Article may hold more than one Option granted pursuant to the Plan at the same time.

5.3. Option Price. Other than in connection with Substitute Awards, the option price per each Share purchasable under any Option granted pursuant to this Article shall not be less than 100% of the Fair Market Value of one Share on the date of grant of such Option; provided, however, that in the case of an Incentive Stock Option granted to a Participant who, at the time of the grant, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Subsidiary, the option price per share Shall be no less than 110% of the Fair Market Value of one Share on the date of grant. Other than pursuant to Section 11.1 and other than in connection with the grant of a Substitute Award, the Committee shall not without the approval of the Company's stockholders (a) lower the option price per Share of an Option after it is granted, (b) cancel an Option when the option price per Share exceeds the Fair Market Value of the underlying Shares in exchange for cash or another Award, and (c) take any other action with respect to an Option that would be treated as a repricing under the rules and regulations of the principal securities exchange on which the Shares are traded, if any.

5.4. Option Term. The term of each Option shall be fixed by the Board in its sole discretion; provided that no Option shall be exercisable after the expiration of 10 years from the date the Option is granted, except in the event of death or disability (other than with respect to an Incentive Stock Option); provided, however, that the term of the Option shall not exceed five years from the date the Option is granted in the case of an Incentive Stock Option granted to a Participant who, at the time of the grant, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Subsidiary.

5.5. Exercise of Options.

(a) Vested Options granted under the Plan shall be exercised by the Participant or by a Permitted Assignee (as defined in Section 12.2) thereof (or by the Participant's executors, administrators, guardian or legal representative, as may be provided in an Award Agreement) as to all or part of the Shares covered thereby, by giving notice of exercise to the Company or its designated agent, specifying the number of Shares to be purchased. The notice of exercise shall be in such form, made in such manner, and in compliance with such other requirements consistent with the provisions of the Plan as the Committee may prescribe from time to time

(b) Full payment of the exercise price of an Option shall be made at the time of exercise and shall be made (i) in cash or cash equivalents (including certified check or bank check or wire transfer of immediately available funds), (ii) by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value), (iii) by delivery of other consideration having a Fair Market Value on the exercise date equal to the total purchase price, (iv) by withholding Shares otherwise issuable in connection with the exercise of the Option, (v) through any other method specified in an Award Agreement (including same-day sales through a broker), or (vi) any combination of any of the foregoing, as may be provided in the Award Agreement. The notice of exercise, accompanied by such payment, shall be delivered to the Company at its principal business office or such other office as the Committee may from time to time direct, and shall be in such form, containing such further provisions consistent with the provisions of the Plan, as the Committee may from time to time prescribe. In no event may any Option granted hereunder be exercised for a fraction of a Share.

5.6. Excess Grant over Incentive Stock Option Limit. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds $100,000, the Options or portions thereof that exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).

5.7. Transferability of Options. The Board may, in its sole discretion, impose such limitations on the transferability of Options as the Board shall determine. In the absence of such a determination by the Board to the contrary, the following restrictions on the transferability of Options shall apply:

(a) An Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder.

(b) Notwithstanding the foregoing, an Option may be transferred pursuant to a domestic relations order; provided, however, that if an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer.

(c) Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company and any broker designated by the Company to effect Option exercises, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option. In the absence of such a designation, the executor or administrator of the Optionholder's estate shall be entitled to exercise the Option. However, the Company may prohibit designation of a beneficiary at any time, including due to any conclusion by the Company that such designation would be inconsistent with the provisions of applicable laws.

5.8. Termination of Continuous Service Generally. In the event that an Optionholder's Continuous Service terminates (other than for Cause or upon the Optionholder's death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination of Continuous Service) but only within such period of time ending on the earlier of (i) the date three months following the termination of the Optionholder's Continuous Service (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination of Continuous Service, the Optionholder does not exercise his or her Option within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.

5.9. Extension of Exercise Period. An Optionholder's Option Agreement may provide that if the exercise of the Option following the termination of the Optionholder's Continuous Service (other than upon the Optionholder's death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of a period of three months after the termination of the Optionholder's Continuous Service (or such longer or shorter period specified in the Option Agreement) during which the exercise of the Option would not be in violation of such registration requirements, or (ii) the expiration of the term of the Option as set forth in the Option Agreement.

5.10. Termination Due to Disability. In the event that an Optionholder's Continuous Service terminates as a result of the Optionholder's Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date 12 months following such termination of Continuous Service (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination of Continuous Service, the Optionholder does not exercise his or her Option within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.

5.11. Termination Due to Death. In the event that (i) an Optionholder's Continuous Service terminates as a result of the Optionholder's death, or (ii) the Optionholder dies within the period (if any) specified in the Option Agreement after the termination of the Optionholder's Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder's estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the option upon the Optionholder's death, but only within the period ending on the earlier of (i) the date 12 months following the date of death

(or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of such Option as set forth in the Option Agreement. If, after the Optionholder's death, the Option is not exercised within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.

5.12. Termination for Cause. In the event that an Optionholder's Continuous Service is terminated for Cause, the Option shall terminate immediately and cease to remain outstanding and the Option shall cease to be exercisable with respect to any shares of Common Stock (whether vested or unvested) at the time of such termination.

6. STOCK APPRECIATION RIGHTS

6.1. Grant and Exercise. The Committee may provide Stock Appreciation Rights (a) in tandem with all or part of any Option granted under the Plan or at any subsequent time during the term of such Option, (b) in tandem with all or part of any Award (other than an Option) granted under the Plan or at any subsequent time during the term of such Award, or (c) without regard to any Option or other Award in each case upon such terms and conditions as the Committee may establish in its sole discretion.

6.2. Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:

(a) Upon the exercise of a Stock Appreciation Right, the holder shall have the right to receive the excess of (i) the Fair Market Value of one Share on the date of exercise (or such amount less than such Fair Market Value as the Committee shall so determine at any time during a specified period before the date of exercise) over (ii) the grant price of the Stock Appreciation Right on the date of grant, which, except in the case of Substitute Awards or in connection with an adjustment provided in Section 11.1, shall not be less than the Fair Market Value of one Share on such date of grant of the Stock Appreciation Right.

(b) The Committee shall determine in its sole discretion whether payment of a Stock Appreciation Right shall be made in cash, in whole Shares or other property, or any combination thereof.

(c) The provisions of Stock Appreciation Rights need not be the same with respect to each recipient.

(d) The Committee may impose such other conditions or restrictions on the terms of exercise and the grant price of any Stock Appreciation Right, as it shall deem appropriate. A Stock Appreciation Right shall have (i) a grant price not less than 100% of the Fair Market Value of one Share on the date of grant (subject to the requirements of Section 409A of the Code with respect to a Stock Appreciation Right granted in tandem with, but subsequent to, an Option), and (ii) a term not greater than 10 years except in the event of death or disability (other than with respect to a Stock Appreciation Right granted in tandem with an Incentive Stock Option).

(e) An Award Agreement may provide that if on the last day of the term of a Stock Appreciation Right the Fair Market Value of one Share exceeds the grant price per Share of the Stock Appreciation Right, the Participant has not exercised the Stock Appreciation Right or the tandem Option (if applicable) and neither the Stock Appreciation Right nor the Option has expired, the Stock Appreciation Right shall be deemed to have been exercised by the Participant on such day. In such event the Company shall make payment to the Participant in accordance with this Section, reduced by the number of Shares (or cash) required for withholding taxes; any fractional Share shall be settled in cash.

(f) Without the approval of the Company's stockholders, other than pursuant to Section 11.1 and other than in connection with the grant of a Substitute Award, the Committee shall not (i) reduce the grant price of any Stock Appreciation Right after the date of grant (ii) cancel any Stock Appreciation Right when the grant price per Share exceeds the Fair Market Value of the underlying Shares in exchange for cash or another Award, and (iii) take any other action with respect to a Stock Appreciation Right that would be treated as a repricing under the rules and regulations of the principal securities exchange on which the Shares are traded.

(g) In the event that a Participant's Continuous Service terminates (other than for Cause or upon the Participant's death or Disability), the Participant may exercise his or her Stock Appreciation Right (to the extent that the Participant was entitled to exercise such Stock Appreciation Right as of the date of termination of Continuous Service) but only within such period of time ending on the earlier of (i) the date three months following the termination of the Participant's Continuous Service (or such longer or shorter period specified in the Stock Appreciation Right Agreement), or (ii) the expiration of the term of the Stock Appreciation Right as set forth in the Stock Appreciation Right Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Stock Appreciation Right within the time specified herein or in the Stock Appreciation Right Agreement (as applicable), the Stock Appreciation Right shall terminate.

(h) A Participant's Stock Appreciation Right Agreement may provide that if the exercise of the Stock Appreciation Right following the termination of the Participant's Continuous Service (other than upon the Participant's death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Stock Appreciation Right shall terminate on the earlier of (i) the expiration of a period of three months after the termination of the Participant's Continuous Service (or such longer or shorter period specified in the Stock Appreciation Right Agreement) during which the exercise of the Stock Appreciation Right would not be in violation of such registration requirements, or (ii) the expiration of the term of the Stock Appreciation Right as set forth in the Stock Appreciation Right Agreement.

(i) In the event that a Participant's Continuous Service terminates as a result of the Participant's Disability, the Participant may exercise his or her Stock Appreciation Right (to the extent that the Participant was entitled to exercise such Stock Appreciation Right as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date 12 months following such termination of Continuous Service (or such longer or shorter period specified in the Stock Appreciation Right Agreement), or (ii) the

expiration of the term of the Stock Appreciation Right as set forth in the Stock Appreciation Right Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Stock Appreciation Right within the time specified herein or in the Stock Appreciation Right Agreement (as applicable), the Stock Appreciation Right shall terminate.

(j) In the event that (i) a Participant's Continuous Service terminates as a result of the Participant's death, or (ii) the Participant dies within the period (if any) specified in the Stock Appreciation Right Agreement after the termination of the Participant's Continuous Service for a reason other than death, then the Stock Appreciation Right may be exercised (to the extent the Participant was entitled to exercise such Stock Appreciation Right as of the date of death) by the Participant's estate, by a person who acquired the right to exercise the Stock Appreciation Right by bequest or inheritance or by a person designated to exercise the Stock Appreciation Right upon the Participant's death, but only within the period ending on the earlier of (i) the date 12 months following the date of death (or such longer or shorter period specified in the Stock Appreciation Right Agreement), or (ii) the expiration of the term of such Stock Appreciation Right as set forth in the Stock Appreciation Right Agreement. If, after the Participant's death, the Stock Appreciation Right is not exercised within the time specified herein or in the Stock Appreciation Right Agreement (as applicable), the Stock Appreciation Right shall terminate.

(k) In the event that a Participant's Continuous Service is terminated for Cause, the Stock Appreciation Right shall terminate immediately and cease to remain outstanding and the Stock Appreciation Right shall cease to be exercisable with respect to any shares of Common Stock (whether vested or unvested) at the time of such termination.

7. RESTRICTED STOCK AND RESTRICTED STOCK UNITS

7.1. Grants. Awards of Restricted Stock and of Restricted Stock Units may be issued hereunder to Participants either alone or in addition to other Awards granted under the Plan (a "Restricted Stock Award" or "Restricted Stock Unit Award" respectively), and such Restricted Stock Awards and Restricted Stock Unit Awards shall also be available as a form of payment of Performance Awards and other earned cash-based incentive compensation. The Committee has absolute discretion to determine whether any consideration (other than services) is to be received by the Company or any Subsidiary as a condition precedent to the issuance of Restricted Stock or Restricted Stock Units.

7.2. Award Agreements. The terms of any Restricted Stock Award or Restricted Stock Unit Award granted under the Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan. The terms of Restricted Stock Awards and Restricted Stock Unit Awards need not be the same with respect to each Participant.

7.3. Rights of Holders of Restricted Stock and Restricted Stock Units. Unless otherwise provided in the Award Agreement, beginning on the date of grant of the Restricted Stock Award and subject to execution of the Award Agreement, the Participant shall become a stockholder of the Company with respect to all Shares subject to the Award Agreement and shall have all of the rights of a stockholder, including the right to vote such Shares and the right to receive distributions made with respect to such Shares. A Participant receiving a Restricted Stock Unit Award shall not possess voting rights with respect to such Award. Except as otherwise provided in an Award Agreement any Shares or any other property (other than cash) distributed as a dividend or otherwise with respect to any Restricted Stock Award or Restricted Stock Unit Award as to which the restrictions have not yet lapsed shall be subject to the same restrictions as such Restricted Stock Award or Restricted Stock Unit Award. The Committee may provide in an Award Agreement that an Award of Restricted Stock is conditioned upon the Participant making or refraining from making an election with respect to the Award under Section 83(b) of the Code. If a Participant makes an election pursuant to 83(b) of the Code with respect to an Award of Restricted Stock, the Participant shall be required to file promptly a copy of such election with the Company.

7.4. Issuance of Shares. Any Restricted Stock granted under the Plan may be evidenced in such manner as the Board may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company. Such certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the restrictions applicable to such Restricted Stock.

7.5. Transferability. Rights to acquire shares of Common Stock under the Award Agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Award Agreement, as the Board shall determine in its sole discretion, so long as Common Stock awarded under the Award Agreement remains subject to the terms of the Award Agreement.

7.6. Termination of Continuous Service. Except as otherwise provided in the applicable Award Agreement, such portion of the Award that has not vested will be forfeited upon the Participant's termination of Continuous Service.

8. OTHER SHARE-BASED AWARDS

8.1. Grants. Other Awards of Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares or other property ("Other Share-Based Awards"), including deferred stock units, may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Other Share-Based Awards shall also be available as a form of payment of other Awards granted under the Plan and other earned cash-based compensation.

8.2. Award Agreements. The terms of Other Share-Based Award granted under the Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan. The terms of such Awards need not be the same with respect to each Participant.

8.3. Payment. Except as may be provided in an Award Agreement, Other Share-Based Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Committee. Other Share-Based Awards may be paid in a lump sum or in installments or, in accordance with procedures established by the Committee, on a deferred basis subject to the requirements of Section 409A of the Code.

9. PERFORMANCE AWARDS

9.1. Grants. Performance Awards in the form of Performance Cash, Performance Shares or Performance Units, as determined by the Committee in its sole discretion, may be granted hereunder to Participants, for no consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. The performance goals to be achieved for each Performance Period shall be conclusively determined by the Committee and may be based upon the criteria set forth in Section 10.2.

9.2. Award Agreements. The terms of any Performance Award granted under the Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan, including whether such Awards shall have Dividend Equivalents. The terms of Performance Awards need not be the same with respect to each Participant.

9.3. Terms and Conditions. The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award. The amount of the Award to be distributed shall be conclusively determined by the Committee.

9.4. Payment. Except as provided in Section 11.1 or as may be provided in an Award Agreement, Performance Awards will be distributed only after the end of the relevant Performance Period. Performance Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Committee. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis subject to the requirements of Section 409A of the Code.

10. CODE SECTION 162(m) PROVISIONS

10.1. Covered Employees. Notwithstanding any other provision of the Plan, if the Committee determines at the time a Restricted Stock Award, a Restricted Stock Unit Award, a Performance Award or an Other Share-Based Award is granted to a Participant who is, or is likely to be, as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee, then the Committee may provide that this Article 10 is applicable to such Award.

10.2. Performance Criteria.

(a) If the Committee determines that a Restricted Stock Award, a Restricted Stock Unit, a Performance Award or an Other Share-Based Award is intended to be subject to this Article 10, the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Committee, which shall be based on the attainment of specified levels of one or any combination of the following, or such other performance criteria as may be later determined by the Committee: (i) net sales; (ii) revenue; (iii) revenue growth or product revenue growth; (iv) operating income (before or after taxes); (v) pre- or after-tax income (before or after allocation of corporate overhead and bonus); earnings per share; net income (before or after taxes); (vi) return on equity; (vii) total shareholder return; (viii) return on assets or net assets; (ix) appreciation in and/or maintenance of the price of the Shares or any other publicly-traded securities of the Company; (x) market share; gross profits; (xi) earnings (including earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization); (xii) economic value-added models or equivalent metrics; (xiii) comparisons with various stock market indices; (xiv) reductions in costs; (xv) cash flow or cash flow per share (before or after dividends); (xvi) return on capital (including return on total capital or return on invested capital); (xvii) cash flow return on investment; (xviii) improvement in or attainment of expense levels or working capital levels; (xiv) operating margins, gross margins or cash margin; (xx) year-end cash; (xxi) debt reduction; (xxii) stockholder equity; (xxiii) financing and other capital raising transactions (including sales of the Company's equity or debt securities); (xxiv) factoring transactions; sales or licenses of the Company's assets, including its intellectual property, whether in a particular jurisdiction or territory or globally; or through partnering transactions; and (xxv) implementation, completion or attainment of measurable objectives with respect to research, development, manufacturing, commercialization, products or projects, production volume levels, acquisitions and divestitures and recruiting and maintaining personnel.

(b) Such performance goals also may be based solely by reference to the Company's performance or the performance of a Subsidiary, division, business segment or business unit of the Company, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies.

(c) The Committee may also exclude charges related to an event or occurrence which the Committee determines should appropriately be excluded, including (i) restructuring and/or other nonrecurring charges (including but not limited to the effect of tax or legal settlements); (ii) exchange rate effects, as applicable, for non-U.S. dollar denominated net sales and operating earnings; (iii) the effects of changes to generally accepted accounting standards required by the Financial Accounting Standards Board; (iv) to exclude the effects of any statutory adjustments to corporate tax rates; (v) stock-based compensation expense determined under generally accepted accounting principles; (vi) any other unusual, non-recurring gain or loss or extraordinary item; (vii) a response to, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development; (viii) a response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions; (ix) the dilutive effects of acquisitions or joint ventures; (x) the assumption that any business divested by S&W achieved performance objectives at targeted levels during the balance of a performance period following such divestiture; (xi) the effect of any change in the outstanding shares of our common stock by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common shareholders other than regular cash dividends; (xii) the reflection of a corporate transaction, such as a merger, consolidation, separation (including a spinoff or other distribution of stock or property by a corporation), or reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code); (xiii) the reflection of any partial or complete corporate liquidation; (xiv) the effect of in-process research and development expenses; and (xv) the income tax effect of non-GAAP pre-tax adjustments from the provision for income taxes.

(d) Such performance goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code, and the regulations thereunder.

10.3. Adjustments. Notwithstanding any provision of the Plan, with respect to any Restricted Stock Award, Restricted Stock Unit Award, Performance Award or Other Share-Based Award that is subject to this Article 10, the Committee may adjust downwards, but not upwards, the amount payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance goals, except in the case of the death or disability of the Participant or as otherwise determined by the Committee in special circumstances.

10.4. Restrictions. The Committee shall have the power to impose such other restrictions on Awards subject to this Article 10 as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for "performance-based compensation" within the meaning of Section 162(m) of the Code. In no event shall the number of Shares that are subject to performance-based vesting conditions and which are granted to any Participant in a single calendar year exceed 500,000 Shares, subject to adjustment in accordance with Section 11.1.

11. ADJUSTMENTS UPON CHANGES IN COMMON STOCK; CORPORATE TRANSACTIONS

11.1. Capitalization Adjustments. If any change is made in, or other events occur with respect to, the Common Stock subject to the Plan or subject to any Stock Award after the effective date of the Plan set forth in Section 13 without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company (each a "Capitalization Adjustment")), the Board shall appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3.1(a), (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 3.1(a), (iii) the class(es) and maximum number of securities that may be awarded to any person pursuant to Sections 4.2(g) and 10.4, and (iv) the class(es) and number of securities and price per share of stock subject to outstanding Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. Notwithstanding the foregoing, the conversion of any convertible securities of the Company shall not be treated as a transaction "without receipt of consideration" by the Company.

11.2. Dissolution or Liquidation. In the event of a dissolution or liquidation of the Company, all outstanding Awards (other than Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company's right of repurchase) shall terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company's repurchase option or subject to the forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such Award is providing Continuous Service, provided, however, that the Board may, in its sole discretion, cause some or all Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.

11.3. Corporate Transaction. The following provisions shall apply to Awards in the event of a Corporate Transaction unless otherwise provided in a written agreement between the Company or any Affiliate and the holder of the Award or unless otherwise expressly provided by the Board at the time of grant of a Award:

(a) In the event of a Corporate Transaction, any surviving corporation or acquiring corporation (or the surviving or acquiring corporation's parent company) may assume or continue any or all Awards outstanding under the Plan or may substitute similar stock awards for Awards outstanding under the Plan (including, but not limited to, awards to acquire the same consideration paid to the stockholders of the Company pursuant to the Corporate Transaction), and any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to Awards may be assigned by the Company to the successor of the Company (or the successor's parent company, if any), in connection with such Corporate Transaction. A surviving corporation or acquiring corporation may choose to assume or continue only a portion of a Stock Award or substitute a similar stock award for only a portion of a Stock Award. The terms of any assumption, continuation or substitution shall be set by the Board in accordance with the provisions of Section 4.2(b).

(b) In the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue any or all outstanding Awards or substitute similar stock awards for such outstanding Awards, then with respect to Awards that have not been assumed, continued or substituted and that are held by Participants whose Continuous Service has not terminated prior to the effective time of the Corporate Transaction (referred to as the "Current Participants"), the vesting of such Awards (and, if applicable, the time at which such Stock Awards may be exercised) shall (contingent upon the effectiveness of the Corporate Transaction) be accelerated in full to a date prior to the effective time of such Corporate Transaction as the Board shall determine (or, if the Board shall not determine such a date, to the date that is five days prior to the effective time of the Corporate Transaction), and such Awards shall terminate if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction, and any reacquisition or repurchase rights held by the Company with respect to such Awards shall lapse (contingent upon the effectiveness of the

Corporate Transaction). No vested Restricted Stock Unit Award shall terminate pursuant to this Section 11.3(b) without being settled by delivery of shares of Common Stock, their cash equivalent, any combination thereof, or in any other form of consideration, as determined by the Board, prior to the effective time of the Corporate Transaction.

(c) In the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue any or all outstanding Awards or substitute similar stock awards for such outstanding Awards, then with respect to Awards that have not been assumed, continued or substituted and that are held by persons other than Current Participants, the vesting of such Awards (and, if applicable, the time at which such Award may be exercised) shall not be accelerated and such Awards (other than a Award consisting of vested and outstanding shares of Common Stock not subject to the Company's right of repurchase) shall terminate if not exercised (if applicable) prior to the effective time of the Corporate Transaction; provided, however, that any reacquisition or repurchase rights held by the Company with respect to such Awards shall not terminate and may continue to be exercised notwithstanding the Corporate Transaction. No vested Restricted Stock Unit Award shall terminate pursuant to this Section 11.3(c) without being settled by delivery of shares of Common Stock, their cash equivalent, any combination thereof, or in any other form of consideration, as determined by the Board, prior to the effective time of the Corporate Transaction.

(d) Notwithstanding the foregoing, in the event a Award will terminate if not exercised prior to the effective time of a Corporate Transaction, the Board may provide, in its sole discretion, that the holder of such Award may not exercise such Award but will receive a payment, in such form as may be determined by the Board, equal in value to the excess, if any, of (i) the value of the property the holder of the Award would have received upon the exercise of the Award immediately prior to the effective time of the Corporate Transaction, over (ii) any exercise price payable by such holder in connection with such exercise.

11.4. Change in Control. An Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the agreement for such Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant. An Award may vest as to all or any portion of the shares subject to the Award (i) immediately upon the occurrence of a Change in Control, whether or not such Award is assumed, continued, or substituted by a surviving or acquiring entity in the Change in Control, or (ii) in the event a Participant's Continuous Service is terminated, actually or constructively, within a designated period following the occurrence of a Change in Control. In the absence of such provisions, no such acceleration shall occur.

12. GENERALLY APPLICABLE PROVISIONS

12.1. Amendment and Termination of the Plan. The Board may, from time to time, alter, amend, suspend or terminate the Plan as it shall deem advisable, subject to any requirement for stockholder approval imposed by applicable law, including the rules and regulations of the principal securities market on which the Shares are traded; provided that the Board may not, without the approval of the Company's stockholders, amend the Plan to (a) increase the number of Shares that may be the subject of Awards under the Plan (except for adjustments pursuant to Section 11.1), (b) expand the types of awards available under the Plan, (c) materially expand the class of persons eligible to participate in the Plan, (d) amend any provision of Section 5.3 or Section 6.2(e), (e) increase the maximum permissible term of any Option specified by Section 5.4 or the maximum permissible term of a Stock Appreciation Right specified by Section 6.2(d), or (f) increase the limitations set forth in Sections 3.1(a), 4.2(g) or 10.4. No amendments to, or termination of, the Plan shall impair the rights of a Participant under any Award previously granted without such Participant's consent.

12.2. Transferability of Awards. Except as provided elsewhere herein, no Award and no Shares that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution, and such Award may be exercised during the life of the Participant only by the Participant or the Participant's guardian or legal representative. To the extent and under such terms and conditions as determined by the Board, a Participant may assign or transfer an Award (each transferee thereof, a "Permitted Assignee") to (i) the Participant's spouse, children or grandchildren (including any adopted and step children or grandchildren), parents, grandparents or siblings, (ii) to a trust for the benefit of one or more of the Participant or the persons referred to in clause (i), or (iii) to a partnership, limited liability company or corporation in which the Participant or the persons referred to in clause (i) are the only partners, members or stockholders; provided that such Permitted Assignee shall be bound by and subject to all of the terms and conditions of the Plan and the Award Agreement relating to the transferred Award and shall execute an agreement satisfactory to the Company evidencing such obligations; and provided further that such Participant shall remain bound by the terms and conditions of the Plan. The Company shall cooperate with any Permitted Assignee and the Company's transfer agent in effectuating any transfer permitted under this Section.

12.3. Termination of Employment. The Board shall determine and set forth in each Award Agreement whether any Awards granted in such Award Agreement will continue to be exercisable, continue to vest or be earned and the terms of such exercise, vesting or earning, on and after the date that a Participant ceases to be employed by or to provide services to the Company or any Subsidiary (including as a Director), whether by reason of death, disability, voluntary or involuntary termination of employment or services, or otherwise. The date of termination of a Participant's employment or services will be determined by the Board, which determination will be final.

12.4. Deferral; Dividend Equivalents. The Board shall be authorized to establish procedures pursuant to which the payment of any Award may be deferred. Subject to the provisions of the Plan and any Award Agreement, the recipient of an Award may, if so determined by the Board, be entitled to receive, currently or on a deferred basis, cash, stock or other property dividends in amounts equivalent to cash, stock or other property dividends on Shares ("Dividend Equivalents") with respect to the number of Shares covered by the Award, as determined by the Board, in its sole discretion. The Board may provide that such amounts and Dividend Equivalents (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested and may provide that such amounts and Dividend Equivalents are subject to the same vesting or performance conditions as the underlying Award.

13. MISCELLANEOUS

13.1. Award Agreements. Each Award Agreement shall either be (a) in writing in a form approved by the Board and executed by the Company by an officer duly authorized to act on its behalf, or (b) an electronic notice in a form approved by the Board and recorded by the Company (or its designee) in an electronic recordkeeping system used for the purpose of tracking one or more types of Awards as the Board may provide; in each case and if required by the Board, the Award Agreement shall be executed or otherwise electronically accepted by the recipient of the Award in such form and manner as the Board may require. The Board may authorize any officer of the Company to execute any or all Award Agreements on behalf of the Company. The Award Agreement shall set forth the material terms and conditions of the Award as established by the Board consistent with the provisions of the Plan.

13.2. Tax Withholding. The Company shall have the right to make all payments or distributions pursuant to the Plan to a Participant (or a Permitted Assignee thereof) (any such person, a "Payee") net of any applicable federal, state and local taxes required to be paid or withheld as a result of (a) the grant of any Award, (b) the exercise of an Option or Stock Appreciation Right, (c) the delivery of Shares or cash, (d) the lapse of any restrictions in connection with any Award or (e) any other event occurring pursuant to the Plan. The Company or any Subsidiary shall have the right to withhold from wages or other amounts otherwise payable to such Payee such withholding taxes as may be required by law, or to otherwise require the Payee to pay such withholding taxes. If the Payee shall fail to make such tax payments as are required, the Company or its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Payee or to take such other action as may be necessary to satisfy such withholding obligations. The Committee shall be authorized to establish procedures for election by Participants to satisfy such obligation for the payment of such taxes by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value), or by directing the Company to retain Shares (up to the Participant's minimum required tax withholding rate or such other rate that will not cause an adverse accounting consequence or cost) otherwise deliverable in connection with the Award.

13.3. Right of Discharge Reserved; Claims to Awards. Nothing in the Plan nor the grant of an Award hereunder shall confer upon any Employee, Director or Consultant the right to continue in the employment or service of the Company or any Subsidiary or affect any right that the Company or any Subsidiary may have to terminate the employment or service of (or to demote or to exclude from future Awards under the Plan) any such Employee, Director or Consultant at any time for any reason. Except as specifically provided by the Board, the Company shall not be liable for the loss of existing or potential profit from an Award granted in the event of termination of an employment or other relationship. No Employee, Director or Consultant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Employees, Directors Consultants or Participants under the Plan.

13.4. Substitute Awards. Notwithstanding any other provision of the Plan, the terms of Substitute Awards may vary from the terms set forth in the Plan to the extent the Board deems appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted.

13.5. Cancellation of Award; Forfeiture of Gain. Notwithstanding anything to the contrary contained herein, an Award Agreement may provide that the Award shall be canceled if the Participant, without the consent of the Company, while employed by the Company or any Subsidiary or after termination of such employment or service, violates a non- competition, non-solicitation or non-disclosure covenant or agreement or otherwise engages in activity that is in conflict with or adverse to the interest of the Company or any Subsidiary (including conduct contributing to any financial restatements or financial irregularities), as determined by the Board in its sole discretion. The Board may provide in an Award Agreement that if within the time period specified in the Agreement the Participant establishes a relationship with a competitor or engages in an activity referred to in the preceding sentence, the Participant will forfeit any gain realized on the vesting or exercise of the Award and must repay such gain to the Company.

13.6. Stop Transfer Orders. All certificates for Shares delivered under the Plan pursuant to any Award shall be subject to such stop-transfer orders and other restrictions as the Board may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities law, and the Board may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

13.7. Nature of Payments. All Awards made pursuant to the Plan are in consideration of services performed or to be performed for the Company or any Subsidiary, division or business unit of the Company. Any income or gain realized pursuant to Awards under the Plan constitutes a special incentive payment to the Participant and shall not be taken into account, to the extent permissible under applicable law, as compensation for purposes of any of the employee benefit plans of the Company or any Subsidiary except as may be determined by the Board.

13.8. Other Plans. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

13.9. Unfunded Status of the Plan. The Plan is intended to constitute an "unfunded" plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Board may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver the Shares or payments in lieu of or with respect to Awards hereunder; provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

13.10. Foreign Employees. Awards may be granted to Participants who are foreign nationals or employed outside the United States, or both, on such terms and conditions different from those applicable to Awards to Employees, Directors or Consultants providing services in the United States as may, in the judgment of the Board, be necessary or desirable in order to recognize differences in local law or tax policy. The Board also may impose conditions on the exercise or vesting of Awards in order to minimize the Company's obligation with respect to tax equalization for Employees or Consultants on assignments outside their home country.

13.11. Compliance with Section 409A of the Code. This Plan is intended to comply and shall be administered in a manner that is intended to comply with Section 409A of the Code and shall be construed and interpreted in accordance with such intent. To the extent that an Award or the payment, settlement or deferral thereof is subject to Section 409A of the Code, the Award shall be granted, paid, settled or deferred in a manner that will comply with Section 409A of the Code, including regulations or other guidance issued with respect thereto, except as otherwise determined by the Committee. Any provision of this Plan that would cause the grant of an Award or the payment, settlement or deferral thereof to fail to satisfy Section 409A of the Code shall be amended to comply with Section 409A of the Code on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under Section 409A of the Code.

13.12. Limitations on Liability. Notwithstanding any other provisions of the Plan, no individual acting as a director, officer, other employee, or agent of the Company will be liable to any Participant, former Participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan, nor will such individual be personally liable with respect to the Plan because of any contract or other instrument he or she executes in his or her capacity as a director, officer, other employee, or agent of the Company. The Company will indemnify and hold harmless each director, officer, other employee, or agent of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been or will be delegated, against any cost or expense (including attorneys' fees) or liability (including any sum paid in settlement of a claim with the Board's approval) arising out of any act or omission to act concerning this Plan unless arising out of such person's own fraud or bad faith.

13.13. Retroactive Effect. To the extent permitted by law, all of the provisions of this Amended and Restated Plan shall be made retroactive to all Awards granted prior to the date of the amendment and restatement.

13.14. Use of Proceeds. Proceeds from the sale of shares of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.

13.15. Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Award, (i) to give written assurances satisfactory to the Company as to the Participant's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Award for the Participant's own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the shares upon the exercise or acquisition of Common Stock under the Award has been registered under a then currently effective registration statement under the Securities Act, or (ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

13.16. Securities Law Compliance. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Awards and to issue and sell shares of Common Stock upon exercise of the Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Award or any Common Stock issued or issuable pursuant to any such Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Awards unless and until such authority is obtained. A Participant shall not be eligible for the grant of a Stock Award or the subsequent issuance of Common Stock pursuant to the Stock Award if such grant or issuance would be in violation of any applicable securities laws.

13.17. Withholding Obligations. Unless prohibited by the terms of a Stock Award Agreement or the written terms of a Performance Cash Award, the Company may, in its sole discretion, satisfy any federal, state or local tax withholding obligation relating to an Award by any of the following means (in addition to the Company's right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with a Stock Award; provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law (or such lower amount as may be necessary to avoid classification of the Stock Award as a liability for financial accounting purposes); (iii) withholding cash from an Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant; or (v) by such other method as may be set forth in the Award agreement.

13.18. Electronic Delivery. Any reference herein to a "written" agreement or document shall include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) or posted on the Company's intranet.

13.19. Deferrals. To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made in accordance with Section 409A of the Code. Consistent with Section 409A of the Code, the Board may provide for distributions while a Participant is still an employee or otherwise providing services to the Company. The Board is authorized to make deferrals of Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant's termination of Continuous Service, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.

13.20. Non-Exempt Employees. No Award granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, shall be first exercisable for any shares of Common Stock until at least six months following the date of grant. Notwithstanding the foregoing, consistent with the provisions of the Worker Economic Opportunity Act, (i) in the event of the Participant's death or Disability, (ii) upon a Corporate Transaction in which such Award is not assumed, continued, or substituted, (iii) upon a Change in Control, or (iv) upon the Participant's retirement (as such term may be defined in the Participant's Stock Award agreement or another applicable agreement or in accordance with the Company's then current employment policies and guidelines), any vested Awards may be exercised earlier than six months following the date of grant. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of a Award will be exempt from his or her regular rate of pay.

13.21. No Obligation to Notify or Minimize Taxes; Company may Pay Individual Tax Liability. The Company shall have no duty or obligation to any Participant to advise such holder as to the time or manner of exercising such Award. Furthermore, the Company shall have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of a Award or a possible period in which the Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of a Award to the holder of such Stock Award. The foregoing notwithstanding, in the sole discretion of the Plan Administrator, the Company may, but is under no obligation to, agree to pay all or a portion of the individual tax liability of one or more Plan Participants whose awards do not satisfy the conditions for exemption under Code section 409A.

13.22. Corporate Action Constituting Grant of Stock Awards. Corporate action constituting a grant by the Company of an Award to any Participant shall be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action constituting the grant contain terms (e.g., exercise price, vesting schedule or number of shares) that are inconsistent with those in the Award Agreement or the written terms of a Performance Cash Award as a result of a clerical error in the papering of the Award agreement, the corporate records will control.

13.23. Governing Law. The Plan and all determinations made and actions taken thereunder, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Nevada, without reference to principles of conflict of laws, and construed accordingly.

13.24. Effective Date of Plan; Termination of Plan. The Plan originally became effective on the date of the adoption of the Plan by the Board, which was October 30, 2009. The amendment and restatement of the Plan became effective on October 22, 2012, subject to receipt of stockholder approval within 12 months thereafter. Awards may be granted under the Plan at any time and from time to time on or prior to the tenth anniversary of the effective date of the Plan (October 30, 2019), on which date the Plan will expire except as to Awards then outstanding under the Plan. Such outstanding Awards shall remain in effect until they have been exercised or terminated, or have expired.

13.25. Construction. As used in the Plan, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

13.26. Captions. The captions in the Plan are for convenience of reference only, and are not intended to narrow, limit or affect the substance or interpretation of the provisions contained herein.

13.27. Severability. If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction, such provision shall (a) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited shall remain in full force and effect, and (b) not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect. If the making of any payment or the provision of any other benefit required under the Plan shall be held unlawful or otherwise invalid or unenforceable by a court of competent jurisdiction, such unlawfulness, invalidity or unenforceability shall not prevent any other payment or benefit from being made or provided under the Plan, and if the making of any payment in full or the provision of any other benefit required under the Plan in full would be unlawful or otherwise invalid or unenforceable, then such unlawfulness, invalidity or unenforceability shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid or unenforceable, and the maximum payment or benefit that would not be unlawful, invalid or unenforceable shall be made or provided under the Plan.

AMENDMENT NO. 1 TO
S&W SEED COMPANY
AMENDED AND RESTATED
2009 EQUITY INCENTIVE PLAN

(Effective September 20, 2013)

S&W Seed Company (the "Company"), a Nevada corporation, hereby adopts the following Amendment No. 1 to the Amended and Restated 2009 Equity Incentive Plan (the "Plan"). The Plan was originally adopted by the Company's Board of Directors in October 2009 and by its stockholders in February 2010. This Amendment No. 1 was adopted by the Board on September 20, 2013.

The Plan is hereby amended to add the following language to the end of Section 12.3 thereof:

Notwithstanding the above, the terms of a written agreement between the Company and the Participant, including but not limited to an employment agreement, will control over the terms of the Plan with the respect to the definitions of events of termination, except to the extent such conflicting terms could result in an unintended tax result of the Award under the Code.

AMENDMENT NO. 2 TO
S&W SEED COMPANY
AMENDED AND RESTATED
2009 EQUITY INCENTIVE PLAN

(Effective December 10, 2013)

S&W Seed Company (the "Company"), a Nevada corporation, hereby adopts the following Amendment No. 2 to the Amended and Restated 2009 Equity Incentive Plan (the "Plan"). The Plan, as amended and restated, was adopted by the Company's Board of Directors in October 22, 2012 and by its stockholders on December 8, 2012. This Amendment was approved by the Company's Board of Directors on September 20, 2013 and by its stockholders on December 10, 2013..

A. Section 3.1(a) of the Plan is amended and replaced in its entirety with the following:

3.1. Number of Shares.

(a) Subject to adjustment as provided in Section 11.1, the number of shares of Common Stock issued or transferred and covered by outstanding awards granted under this Plan shall not in the aggregate exceed 1,700,000 shares of Common Stock, which may be Common Stock of original issuance or Common Stock held in treasury, or a combination thereof. Subject to the provisions of Section 11.1 regarding adjustments in the event of stock splits, reverse stock splits and other recapitalization events, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options shall be 1,700,000. The Company shall at all times during the term of the Plan, and while any Stock Awards are outstanding, retain as authorized and unissued Common Stock or as treasury Common Stock, at least the number of shares of Common Stock required under the provisions of this Plan, or otherwise assure itself of its ability to perform its obligations hereunder.

B. Except as specifically amended by this Amendment, the Plan shall remain in full force and effect in accordance with its terms.

FORM OF STOCK OPTION GRANT

S&W SEED COMPANY
GRANT NOTICE FOR 2009 AMENDED AND RESTATED EQUITY INCENTIVE PLAN
NON-QUALIFIED STOCK OPTIONS

FOR GOOD AND VALUABLE CONSIDERATION, S&W Seed Company, a Nevada corporation (the "Company"), hereby grants to Participant named below the nonqualified stock option (the "Option") to purchase any part or all of the number of shares of its common stock, par value $0.001 (the "Common Stock"), that are covered by this Option, as specified below, at the Exercise Price per share specified below and upon the terms and subject to the conditions set forth in this Grant Notice, the S&W Seed Company Amended and Restated 2009 Equity Incentive Plan (the "Plan") and the Standard Terms and Conditions (the "Standard Terms and Conditions") promulgated under such Plan, each as amended from time to time. This Option is granted pursuant to the Plan and is subject to and qualified in its entirety by the Standard Terms and Conditions.

Name of Participant:

Date of Grant:

Number of Shares of

Common Stock covered by Option:

Exercise Price Per Share:                     $

Expiration Date:

Vesting Schedule:

This Option is not intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended. By accepting this Grant Notice, Participant acknowledges that he or she has received and read, and agrees that this Option shall be subject to, the terms of this Grant Notice, the Plan and the Standard Terms and Conditions.

S&W SEED COMPANY	PARTICIPANT SIGNATURE

By: _____________________________________________ Name: Title:	___________________________________________ ___________________________________________ ___________________________________________ Address

S&W SEED COMPANY
STANDARD TERMS AND CONDITIONS FOR
NON-QUALIFIED STOCK OPTIONS

These Standard Terms and Conditions apply to the Options granted pursuant to the S&W Seed Company 2009 Amended and Restated Equity Incentive Plan, as amended from time to time (the "Plan"), which are identified as nonqualified stock options and are evidenced by a Grant Notice or an action of the Administrator that specifically refers to these Standard Terms and Conditions. In addition to these Terms and Conditions, the Option shall be subject to the terms of the Plan, which are incorporated into these Standard Terms and Conditions by this reference. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Plan.

1. TERMS OF OPTION

S&W Seed Company, a Nevada corporation (the "Company"), has granted to the Participant named in the Grant Notice provided to said Participant herewith (the "Grant Notice") a nonqualified stock option (the "Option") to purchase up to the number of shares of the Company's common stock (the "Common Stock"), set forth in the Grant Notice. The exercise price per share and the other terms and subject to the conditions of the Option are set forth in the Grant Notice, these Standard Terms and Conditions (as amended from time to time), and the Plan. For purposes of these Standard Terms and Conditions and the Grant Notice, any reference to the Company shall include a reference to any Subsidiary.

2. NON-QUALIFIED STOCK OPTION

The Option is not intended to be an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and will be interpreted accordingly.

3. EXERCISE OF OPTION

The Option shall not be exercisable as of the Grant Date set forth in the Grant Notice. After the Grant Date, to the extent not previously exercised, and subject to termination or acceleration as provided in these Standard Terms and Conditions and the Plan, the Option shall be exercisable only to the extent it becomes vested, as described in the Grant Notice or the terms of the Plan, to purchase up to that number of shares of Common Stock as set forth in the Grant Notice, provided that (except as set forth in Section 4.A below) the Participant remains employed with the Company and does not experience a Termination of Employment. The vesting period and/or exercisability of an Option may be adjusted by the Administrator to reflect the decreased level of employment during any period in which the Participant is on an approved leave of absence or is employed on a less than full time basis.

To exercise the Option (or any part thereof), the Participant shall deliver to the Company a "Notice of Exercise" in a form specified by the Administrator, specifying the number of whole shares of Common Stock the Participant wishes to purchase and how the Participant's shares of Common Stock should be registered (in the Participant's name only or in the Participant's and the Participant's spouse's names as community property or as joint tenants with right of survivorship).

The exercise price (the "Exercise Price") of the Option is set forth in the Grant Notice. The Company shall not be obligated to issue any shares of Common Stock until the Participant shall have paid the total Exercise Price for that number of shares of Common Stock. The Exercise Price may be paid in Common Stock, cash or a combination thereof, including an irrevocable commitment by a broker to pay over such amount from a sale of the Common Stock issuable under the Option, the delivery of previously owned Common Stock, withholding of shares of Common Stock deliverable upon exercise of the Option, or in such other manners as may be permitted by the Administrator.

Fractional shares may not be exercised. Shares of Common Stock will be issued as soon as practical after exercise. Notwithstanding the above, the Company shall not be obligated to deliver any shares of Common Stock during any period when the Company determines that the exercisability of the Option or the delivery of shares of Common Stock hereunder would violate any federal, state or other applicable laws.

4. EXPIRATION OF OPTION

The Option shall expire and cease to be exercisable as of the earlier of (a) the Expiration Date set forth in the Grant Notice or (b) the date specified below in connection with the Participant's Termination of Employment:

A. Subject to the terms of any then-in effect employment agreement between the Company and the Participant, if the Participant's Termination of Employment is by reason of death, Disability or Retirement, the Participant (or the Participant's estate, beneficiary or legal representative) may exercise the Option (regardless of whether then vested or exercisable) until the date that is twelve months following the date of such Termination of Employment. To the extent an employment agreement varies this provision, the provision in the employment agreement shall prevail.

B. Subject to the terms of any then-in effect employment agreement, if the Participant's Termination of Employment is for any reason other than death, Disability, Retirement or Cause, the Participant may exercise any portion of the Option that is vested and exercisable at the time of such Termination of Employment until the date that is three months following the date of such Termination of Employment. Any portion of the Option that is not vested and exercisable at the time of such Termination of Employment (after taking into account any accelerated vesting under Section 12 of the Plan, if applicable) shall be forfeited and canceled as of the date of such Termination of Employment. To the extent an employment agreement varies this provision, the provision in the employment agreement shall prevail.

C. Subject to the terms of any then-in effect employment agreement, if the Participant's Termination of Employment is by the Company for Cause, the entire Option, whether or not then vested and exercisable, shall be immediately forfeited and canceled as of the date of such Termination of Employment. To the extent an employment agreement varies this provision, the provision in the employment agreement shall prevail.

5. RESTRICTIONS ON RESALES OF SHARES ACQUIRED PURSUANT TO OPTION EXERCISE

The Company may impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by the Participant or other subsequent transfers by the Participant of any shares of Common Stock issued as a result of the exercise of the Option, including without limitation (a) restrictions under an insider trading policy, (b) restrictions designed to delay and/or coordinate the timing and manner of sales by Participant and other optionholders and (c) restrictions as to the use of a specified brokerage firm for such resales or other transfers.

6. INCOME TAXES

The Company shall not deliver shares of Common Stock in respect of the exercise of any Option unless and until the Participant has made arrangements satisfactory to the Administrator to satisfy applicable withholding tax obligations. Unless the Participant pays the withholding tax obligations to the Company by cash or check in connection with the exercise of the Option, withholding may be effected, at the Company's option, by withholding Common Stock issuable in connection with the exercise of the Option (provided that shares of Common Stock may be withheld only to the extent that such withholding will not result in adverse accounting treatment for the Company). The Participant acknowledges that the Company shall have the right to deduct any taxes required to be withheld by law in connection with the exercise of the Option from any amounts payable by it to the Participant (including, without limitation, future cash wages).

7. NON-TRANSFERABILITY OF OPTION

Except as permitted by the Administrator or as permitted under the Plan, the Participant may not assign or transfer the Option to anyone other than by will or the laws of descent and distribution and the Option shall be exercisable only by the Participant during his or her lifetime. The Company may cancel the Participant's Option if the Participant attempts to assign or transfer it in a manner inconsistent with this Section 7.

8. OTHER AGREEMENTS SUPERSEDED

Subject to the terms of any then-effective employment agreement between the Company and the Participant, the Grant Notice, these Standard Terms and Conditions and the Plan constitute the entire understanding between the Participant and the Company regarding the Option. Any prior agreements, commitments or negotiations concerning the Option are superseded. The foregoing notwithstanding, if any provision of an employment agreement between the Company and the Participant varies from the terms set forth herein, the terms of the employment agreement shall prevail.

NOTICE OF EXERCISE

S&W Seed Company
7108 North Fresno Street, Suite 380
Fresno, CA 93720
Ladies and Gentlemen:

1. Option. The person named below (the "Purchaser") was granted options (the "Options") to purchase shares of Common Stock (the "Shares") of S&W Seed Company, a Nevada corporation (the "Company") pursuant to the Company's 2009 Amended and Restated Equity Incentive Plan, as amended (the "Plan"), by Notice of Stock Option Grant (the "Grant Notice") and its appended Standard Terms and Conditions (collectively, the "Stock Option Agreement") attached thereto, as described below.

Purchaser's Name:

Date of Grant:

Number of Options Granted:

Exercise Price Per Share: $

Type of Option: Non-qualified stock options

2. Exercise of Option. I hereby elect to exercise my Options to purchase the following number of Shares, as authorized by the Grant Notice and the Stock Option Agreement dated as of _________, 201__.

Total Shares Purchased:                   _____________________________

Aggregate Exercise Price (number of options to be exercised times the exercise price of $4.76):

$ ______________________

3. Method of Payment. I have elected to exercise my Options in the following manner:

☐ Cash (by wire, personal check, bank certified or cashier's check, payable to S&W Seed Company)

☐ Net exercise, pursuant to which the Company is irrevocably authorized to withhold that number of shares sufficient to pay the full exercise price for the shares purchased and any required withholding, delivering only the "net number of shares" based on the closing price of the Company's common stock on the last trading day prior to the date of this Notice

☐ Same day exercise and sale, pursuant to which I have made an irrevocable commitment with a broker, under the terms of which the broker will promptly pay to the Company the Aggregate Exercise Price from the sale of the Shares issuable upon exercise of the Options; note: this payment option may not be available through all brokerage firms.

Please attach irrevocable instructions to broker if utilizing same day exercise and sale.

☐ Cancellation of Indebtedness owed by the Company to me

☐ __________ shares of the Company's common stock, fair market value $____ per share held by me for a period of at least six months

Wire instructions for delivery of payment may be secured by contacting _______________________ or by telephone (___) _______.

4. Tax Withholding.

If you are an S&W employee, the Company is required to withhold an amount sufficient to pay the taxes on your exercise of your Options, unless you are exercising incentive stock options and are holding the Shares for at least six months. If either you or your broker is making a cash payment to the Company, you will be required to include with your purchase price the applicable tax payment or otherwise arrange for delivery of the payment. Please contact Matt Szot if you need assistance regarding tax withholding. Note also that some brokerage firms have a policy requiring the firm to withhold the maximum percentage of withholding regardless of the percentage that would be applicable to a particular option holder. If you are not an S&W employee, you are responsible for the payment of any taxes that accrue as a result of your exercise of your Options.

5. I desire to take title to the Shares as follows:

☐ Individual, as separate property

☐ Husband and wife, as community property

☐ Joint Tenants

☐ Other, please specify: ___________________________
To assign the Shares to a trust, a stock transfer agreement in the form provided by the Company must be completed and executed.

6. Share Delivery Instructions.

☐ Please issue the shares in book entry form at Transfer Online, Inc. in the name of:
________________________________________

☐ Please request Transfer Online, Inc. to DWAC the Shares to my broker

☐ Please arrange for a physical stock certificate to be delivered to me at the following address:
__________________________________________________

7. If I am married, my spouse has executed a Consent of Spouse in the form attached as Attachment 1.

I acknowledge and agree that the Shares are being acquired in accordance with and subject to the terms, provisions and conditions of the Plan and the Stock Option Exercise Agreement attached hereto as Exhibit A. The Plan and the Stock Option Exercise Agreement are incorporated herein by reference. Capitalized terms not defined herein shall have the meanings ascribed to them in the Plan or in the Stock Option Exercise Agreement, as applicable. I acknowledge receipt of a copy of the Plan, and the Stock Option Exercise Agreement, represent that I have carefully read and am familiar with their provisions, and hereby accept the Shares subject to all of their terms and conditions. I acknowledge that there may be adverse tax consequences upon exercise of the Option or disposition of the Shares and that I should consult a tax adviser prior to such exercise or disposition.

[Remainder of Page Intentionally Left Blank]

This Notice of Exercise and the Stock Option Exercise Agreement shall be effective as of the later date on which this Notice is executed by the Company and the Purchaser.

Very truly yours,

_______________________________________________________
                                (Signature)

Print Name: ______________________________________

Dated this ___ day of __________, 20__

Social Security Number: _________________________
(if applicable)

Address:

__________________________________________________

__________________________________________________

Receipt of the above is hereby acknowledged this __ day of __________, 20__.

S&W SEED COMPANY

By: ________________________________________________

Name: ___________________________________________

Title: _________________________________________

Attachments:

  Attachment 1: Spousal Consent (if applicable)
  Exhibit A Stock Option Exercise Agreement

ATTACHMENT 1

SPOUSAL CONSENT

The undersigned spouse of _________ (the "Purchaser") has read, understands, and hereby approves the Notice of Exercise (the "Exercise Notice") and the Stock Option Exercise Agreement between Purchaser and the Company (the "Exercise Agreement"). In consideration of the Company's granting my spouse the right to purchase the Shares as set forth in the Exercise Notice and the Agreement, the undersigned hereby agrees to be irrevocably bound by the Exercise Notice and the Exercise Agreement and further agrees that any community property interest I may have in the Shares shall similarly be bound by the Exercise Notice and the Exercise Agreement. The undersigned hereby appoints Purchaser as my attorney-in-fact with respect to any amendment or exercise of any rights under the Exercise Notice and the Agreement.

Dated: ________________________________________

______________________________________________________

EXHIBIT A

S&W SEED COMPANY
2009 AMENDED AND RESTATED EQUITY INCENTIVE PLAN
STOCK OPTION EXERCISE AGREEMENT

1. EXERCISE OF OPTION.

1.1 Exercise. Pursuant to exercise of that certain option (the "Option") granted to the Purchaser (the "Purchaser") named on the Notice of Exercise (the "Exercise Notice") to which this Stock Option Exercise Agreement is attached, under the 2009 Amended and Restated Equity Incentive Plan as may be amended from time to time (the "Plan"), of S&W Seed Company, a Nevada corporation (the "Company"), and subject to the terms and conditions of the Exercise Notice and this Stock Option Exercise Agreement (the "Exercise Agreement"), the Purchaser hereby purchases from the Company, and the Company hereby sells to the Purchaser, the Total Shares Purchased set forth in the Exercise Notice (the "Shares") of the Company's Common Stock at the Exercise Price per Share set forth in the Exercise Notice (the "Exercise Price"). As used in this Exercise Agreement, the term "Shares" refers to the Shares purchased under the Exercise Notice and this Exercise Agreement and includes all securities received (i) in replacement of the Shares, (ii) as a result of stock dividends or stock splits with respect to the Shares, and (iii) all securities received in replacement of the Shares in a merger, recapitalization, reorganization or similar corporate transaction. Capitalized terms not defined herein shall have the meanings ascribed to them in the Plan or the Exercise Notice.

1.2 Payment. The Purchaser hereby delivers payment of the Exercise Price as set forth in the Exercise Notice.

2. DELIVERY.

2.1 Deliveries by Purchaser. The Purchaser hereby delivers to the Company (i) the Exercise Notice and (ii) the Exercise Price and payment or other provision for any applicable tax obligations as specified in the Exercise Notice.

2.2 Deliveries by the Company. Upon its receipt of the Exercise Price, payment or other provision for any applicable tax obligations and all the documents to be executed and delivered by the Purchaser to the Company under Section 2.1 above, the Company will issue a duly executed stock certificate evidencing the Shares in the name of the Purchaser to be delivered to the Purchaser in accordance with the delivery instructions provided by him.

3. RIGHTS AS A STOCKHOLDER. Subject to the terms and conditions of this Exercise Agreement, the Purchaser will have all of the rights of a stockholder of the Company with respect to the Shares from and after the date that Shares are issued to the Purchaser until such time as the Purchaser disposes of the Shares .

4. TAX CONSEQUENCES. THE PURCHASER UNDERSTANDS THAT THE PURCHASER MAY SUFFER ADVERSE TAX CONSEQUENCES AS A RESULT OF THE PURCHASER'S PURCHASE OR DISPOSITION OF THE SHARES. THE PURCHASER REPRESENTS: (i) THAT THE PURCHASER HAS CONSULTED WITH ANY TAX ADVISER

THAT THE PURCHASER DEEMS ADVISABLE IN CONNECTION WITH THE PURCHASE OR DISPOSITION OF THE SHARES AND (ii) THAT THE PURCHASER IS NOT RELYING ON THE COMPANY FOR ANY TAX ADVICE. THE PURCHASER SHOULD CONSULT HIS OR HER OWN TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

4.1 Exercise of Incentive Stock Option. If the Option qualifies as an ISO, there will be no regular U.S. Federal income tax liability or applicable state income tax liability upon the exercise of the Option, although the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price will be treated as a tax preference item for U.S. Federal alternative minimum tax purposes and may subject the Purchaser to the alternative minimum tax in the year of exercise.

4.2 Exercise of Nonqualified Stock Option. If the Option does not qualify as an ISO, there may be a regular U.S. Federal income tax liability and an applicable state income tax liability upon the exercise of the Option. The Purchaser will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price. If the Purchaser is or was an employee of the Company, the Company may be required to withhold from the Purchaser's compensation or collect from the Purchaser and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise.

4.3 Disposition of Shares. The following tax consequences may apply upon disposition of the Shares.

(a) Incentive Stock Options. If the Shares are held for more than twelve (12) months after the date of purchase of the Shares pursuant to the exercise of an ISO and are disposed of more than two (2) years after the Date of Grant as set forth in the Grant Notice, any gain realized on disposition of the Shares will be treated as long term capital gain for U.S. federal and applicable state income tax purposes. If Vested Shares purchased under an ISO are disposed of within either of the applicable one (1) or two (2) year holding periods, any gain realized on such disposition will be treated as compensation income (taxable at ordinary income rates in the year of the disposition) to the extent of the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price.

(b) Nonqualified Stock Options. If the Shares are held for more than twelve (12) months after the date of purchase of the Shares pursuant to the exercise of an NQSO, any gain realized on disposition of the Shares will be treated as long-term capital gain.

(c) Withholding. The Company may be required to withhold from the Purchaser's compensation or collect from the Purchaser and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income.

5. COMPLIANCE WITH LAWS AND REGULATIONS. The issuance and transfer of the Shares will be subject to and conditioned upon compliance by the Company and the Purchaser with all applicable state and U.S. Federal laws and regulations and with all applicable requirements of any stock exchange or automated quotation system on which the Company's Common Stock may be listed or quoted at the time of such issuance or transfer.

Without limiting the generality of the foregoing, if the Purchaser is an affiliate of the Company, such Purchaser agrees that all Shares purchased upon exercise of the Option shall be considered "control stock" as that term is defined in Rule 144 promulgated under the Securities Act of 1933, as amended and as such, must either be sold in accordance with Rule 144 as it applies to control securities or sold pursuant to a reoffer prospectus filed with the Securities and Exchange Commission as part of an effective registration statement on Form S-8.

6. SUCCESSORS AND ASSIGNS. The Company may assign any of its rights under this Exercise Agreement. This Exercise Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. This Exercise Agreement will be binding upon the Purchaser and the Purchaser's heirs, executors, administrators, legal representatives, successors and assigns.

7. GOVERNING LAW; SEVERABILITY. This Exercise Agreement shall be governed by and construed in accordance with the internal laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within California. If any provision of this Exercise Agreement is determined by a court of law to be illegal or unenforceable, then such provision will be enforced to the maximum extent possible and the other provisions will remain fully effective and enforceable.

8. NOTICES. Any notice required to be given or delivered to the Company shall be in writing and addressed to the Corporate Secretary of the Company at its principal corporate offices. Any notice required to be given or delivered to the Purchaser shall be in writing and addressed to the Purchaser at the address indicated in the Exercise Notice or to such other address as the Purchaser may designate in writing from time to time to the Company. All notices shall be deemed to have been given or delivered upon: (i) personal delivery or delivery by electronic mail to an address the sending knows is a valid and active address of the recipient; (ii) three (3) days after deposit in the United States mail by certified or registered mail (return receipt requested); or (iii) one (1) business day after deposit with any return receipt express courier (prepaid).

9. FURTHER INSTRUMENTS. The parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of the Exercise Notice and/or this Exercise Agreement.

10. HEADINGS. The captions and headings of this Exercise Agreement are included for ease of reference only and will be disregarded in interpreting or construing this Exercise Agreement. All references herein to Sections will refer to Sections of this Exercise Agreement.

11. ENTIRE AGREEMENT. The Plan, the Grant Notice and its appended Stock Option Standard Terms and Conditions, the Exercise Notice and this Exercise Agreement, together with all Exhibits thereto, constitute the entire agreement and understanding of the parties with respect to the subject matter of the Exercise Notice and this Exercise Agreement, and supersede all prior understandings and agreements, whether oral or written, between the parties hereto with respect to the specific subject matter hereof.

Dated this __________________, 20__.

FORM OF RESTRICTED STOCK UNIT GRANT

S&W SEED COMPANY
AMENDED AND RESTATED 2009 EQUITY INCENTIVE PLAN

Restricted Stock Unit Grant

S&W Seed Company, a Nevada corporation (the "Company"), hereby grants you a restricted stock unit ("RSU") award ("Award") pursuant to the Company's Amended and Restated 2009 Equity Incentive Plan (the "Plan"), for the number of shares of the Company's Common Stock, $0.001 par value per share ("Common Stock") set forth below. All capitalized terms in the attached Restricted Stock Unit Agreement ("Agreement") that are not defined in this Agreement have the meanings given to them in the Plan. This Award is subject to all of the terms and conditions of the Plan, which is incorporated into this Agreement by reference. This Agreement is not meant to interpret, extend, or change the Plan in any way, or to represent the full terms of the Plan. If there is any discrepancy, conflict or omission between this Agreement and the provisions of the Plan, the provisions of the Plan shall apply.

Name of Participant:

Number of Shares:

Date of Grant:

First Vesting Date:

Subject to the forfeiture provisions set forth in this Agreement, this Award will vest as follows:

By accepting this Award, you agree to all of the terms and conditions described in the attached Agreement. You and the Company agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the intent of the attached Agreement. You are also acknowledging receipt of this Grant the attached Agreement and a copy of the prospectus describing the Plan and the Restricted Stock Units.

If for any reason, you wish to not accept this Award, please notify the Company in writing within 30 calendar days of the date of this Award, attention Corporate Secretary.

S&W SEED COMPANY
AMENDED AND RESTATED 2009 EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT AGREEMENT

1 Effect of Termination of Employment. In the event of your Termination prior to the last Vesting Date, the following provisions will govern the vesting of this Award:

(a) In the event of your Termination prior to the Vesting Date for any reason other than as expressly set forth in the other subsections of this Section 1 of the Agreement, this Award will terminate without having vested as to any of the unvested Restricted Stock Units subject to this Award.

(b) In the event of your Termination by the Company prior to the Vesting Date (i) without cause, (ii) due to a Change of Control; or (iii) due to your death or Disability, this Award will vest in full and be non-forfeitable immediately as of the Termination Date. For purposes of this Award, Change of Control and Disability are defined in the Plan.

(c) In the event of your voluntary Termination prior to the Vesting Date, all unvested Restricted Stock Units will be cancelled in on the date of Termination.

(d) In the event of your Termination for Cause by the Company or its successor, prior to the Vesting Date, all unvested Restricted Stock Units will be cancelled on the date of Termination. For purposes of this Award, Termination for Cause is defined in the Plan.

In the event any of the foregoing terms are inconsistent with the terms of an employment agreement between you and the Company in effect at the time of your Termination, the terms of the employment agreement shall supersede the Termination provisions of this Agreement.

2. Issuance of Shares under this Award: The Company will issue you the Shares subject to this Award on the Vesting Date. Until the date the Shares are issued to you, you will have no rights as a stockholder of the Company.

3. Rights as a Stockholder; Dividend Equivalent Rights. You shall have no voting or other rights as a stockholder with respect to the Shares of Common Stock underlying the Award until such Shares of Common Stock have been issued to you. Notwithstanding the preceding sentence, you shall be entitled to receive payment of the equivalent of any and all dividends declared by the Company on its Common Stock on each date on which dividends are paid on and after the date of grant of the Award in an amount equal to the amount of such dividends multiplied by the number of Shares of Common Stock underlying the then outstanding portion of the Award. These dividend equivalents shall be paid upon the later of (a) the date dividends are paid to the common stockholders of the Company, or (b) the date the Restricted Stock Units with respect to which such dividend equivalents are payable become vested (it being understood that no dividend equivalents will be paid with respect to Shares underlying any Restricted Stock Units that do not vest, but that dividend equivalent rights equal to the dividends declared on the Company's Common Stock from and after the date of grant of the unvested Restricted Stock Units shall be paid as and when such Restricted Stock Units vest).

4. Withholding Taxes. This Award is generally taxable for purposes of United States federal income and employment taxes upon vesting based on the Fair Market Value on Vesting Date, which taxation may not be applicable to you as a non-U.S. resident. To the extent required by applicable federal, state or other law, you shall make arrangements satisfactory to the Company for the payment and satisfaction of any income tax, social security tax, payroll tax, payment on account or other tax related to withholding obligations that arise under this Award and, if applicable, any sale of Shares of the Common Stock. The Company shall not be required to issue Shares of the Common Stock pursuant to this Award or to recognize any purported transfer of Shares of the Common Stock until such obligations are satisfied. Unless otherwise agreed to by the Company and you, these obligations will be satisfied by the Company withholding a number of Shares of Common Stock that would otherwise be issued under this Award that the Company determines has a Fair Market Value sufficient to meet the tax withholding obligations. For purposes of this Award, Fair Market Value is defined in the Plan.

You are ultimately liable and responsible for all taxes owed by you in connection with this Award, regardless of any action the Company takes or any transaction pursuant to this section with respect to any tax withholding obligations that arise in connection with this Award. The Company makes no representation or undertaking regarding the treatment of any tax withholding in connection with the grant, issuance, vesting or settlement of this Award or the subsequent sale of any of the Shares of Common Stock underlying the Shares that vest. The Company does not commit and is under no obligation to structure this Award to reduce or eliminate your tax liability.

5. Disputes: Any question concerning the interpretation of this Agreement, any adjustments to made thereunder, and any controversy that may arise under this Agreement, shall be determined by the Committee in accordance with its authority under Section __ of the Plan. Such decision by the Committee shall be final and binding.

6. Other Matters:

(a) The Award granted to an employee in any one year, or at any time, does not obligate the Company or any Subsidiary or other affiliate of the Company to grant an award in any future year or in any given amount and should not create an expectation that the Company (or any Subsidiary or other affiliate) might grant an award in any future year or in any given amount.

(b) Nothing contained in this Agreement creates or implies an employment contract or term of employment or any promise of specific treatment upon which you may rely.

(c) Notwithstanding anything to the contrary in this Agreement, the Company may reduce your Award if you change classification from a full-time employee to a part- time employee.

(d) Except as otherwise set forth below, this Award is not part of your employment contract (if any) with the Company, your salary, your normal or expected compensation, or other remuneration for any purposes, including for purposes of computing benefits, severance pay or other termination compensation or indemnity. The foregoing notwithstanding, this Award shall vest in accordance with the terms of your employment agreement in the event of your termination without cause or upon a change of control.

(e) This Agreement shall be governed by the laws of the State of Nevada without regard to choice of law principles of Nevada or other jurisdictions. Any action, suit, or proceeding relating to this Agreement or the Award granted hereunder shall be brought in the state or federal courts of competent jurisdiction in Fresno County in the State of California.

(f) It is intended that the terms of this Award will not result in the imposition of any tax liability pursuant to Section 409A of the Internal Revenue Code (the "Code"). This Agreement shall be construed and interpreted consistent with that intent. The foregoing notwithstanding, if this Award is deemed to be governed by Section 409A(a)(2)(B)(i) of the Code relating to payments made to certain "key employees" of certain publicly-traded companies), in such event, any Shares to which you would otherwise be entitled during the six month period following the date of your "separation from service" under Section 409A (or shorter period ending on the date of your death following such separation) will instead be issued on the first business day following the expiration of the applicable delay period.

(g) The Company may, in its sole discretion, deliver any documents related to the Award by electronic means or request your consent to participate in the Plan by electronic means. You hereby consent to receive all applicable documentation by electronic delivery and to participate in the Plan through an online system established or maintained by the Company or a third party vendor designated by the Company.

This Agreement (including the Plan, which is incorporated by reference) constitutes the entire agreement between you and the Company with respect to this Award, and supersedes all prior agreements or promises with respect to the Award. Except as provided in the Plan, this Agreement may be amended only by a written document signed by the Company and you. Subject to the terms of the Plan, the Company may assign any of its rights and obligations under this Agreement, and this Agreement shall be binding on, and inure to the benefit of, the successors and assigns of the Company. Subject to the restrictions on transfer of an Award described in Section 12.2 of the Plan, this Agreement shall be binding on your permitted successors and assigns (including heirs, executors, administrators and legal representatives). All notices required under this Agreement or the Plan must be mailed or hand-delivered, (1) in the case of the Company, to the Company at its address set forth in this Agreement, or at such other address designated in writing by the Company to you, and (2) in the case of you, at the address recorded in the books and records of the Company as your then current home address.

The Company has signed this Award Agreement effective as the Date of Grant.

S&W SEED COMPANY
7108 North Fresno Street, Suite 380
Fresno, CA 93720

By: _____________________________________
Name
Title

Agreed and accepted this ___ day of __________, 201__:

___________________________________________
Name

FORM OF RESTRICTED STOCK GRANT

S&W SEED COMPANY
2009 EQUITY INCENTIVE PLAN

RESTRICTED STOCK AWARD AGREEMENT

THIS RESTRICTED STOCK AWARD AGREEMENT (the "Agreement"), dated as of _____________ (the "Date of Grant"), is made by and between S&W Seed Company, a Nevada corporation (the "Company"), and Mark S. Grewal (the "Grantee").

WHEREAS, the Company has adopted the S&W Seed Company 2009 Equity Incentive Plan (the "Plan"), pursuant to which the Company may grant Restricted Stock;

WHEREAS, the Company desires to grant to the Grantee the number of shares of Restricted Stock provided for herein;

NOW, THEREFORE, in consideration of the recitals and the mutual agreements herein contained, the parties hereto agree as follows:

Section 1. Grant of Restricted Stock Award

(a) Grant of Restricted Stock. The Company hereby grants to the Grantee thirty-three thousand (33,000) shares (the "Shares") of Restricted Stock (the "Award") on the terms and conditions set forth in this Agreement and as otherwise provided in the Plan.

(b) Incorporation of Plan; Capitalized Terms; Definitions.

(i) The provisions of the Plan are hereby incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan. Consistent with the terms of the Plan, the Administrator shall have final authority to interpret and construe the Plan and this Agreement and to make any and all determinations thereunder, and its decision shall be binding and conclusive upon the Grantee and his legal representative in respect of any questions arising under the Plan or this Agreement.

(ii) Any capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in the Plan.

Section 2. Terms and Conditions of Award

The grant of Restricted Stock provided in Section 1(a) shall be subject to the following terms, conditions and restrictions:

(a) Ownership of Shares. Subject to the restrictions set forth in the Plan and this Agreement (including, without limitation, the restriction in Section 2(b) below), the Grantee shall possess all incidents of ownership of the Restricted Stock granted hereunder, including the right to vote the Shares.

(b) Dividends. The Restricted Stock shall not be entitled to receipt of any dividends, whether cash, stock or other property, until the shares have vested.

(c) Restrictions. The Restricted Stock and any interest therein, may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution, during the Restricted Period. Any attempt to dispose of any Restricted Stock in contravention of the above restriction shall be null and void and without effect.

(d) Certificate; Book Entry Form; Legend. The Company shall issue the Shares of Restricted Stock either (i) in certificate form or (ii) in book entry form, registered in the name of the Grantee, with legends, or notations, as applicable, referring to the terms, conditions and restrictions applicable to the Award. The Grantee agrees that any certificate issued for Restricted Stock prior to the lapse of any outstanding restrictions relating thereto shall be inscribed with the following legend:

This certificate and the shares of stock represented hereby are subject to the terms and conditions, including forfeiture provisions and restrictions against transfer (the "Restrictions"), contained in the S&W Seed Company 2009 Equity Incentive Plan and an agreement entered into between the registered owner and the Company. Any attempt to dispose of these shares in contravention of the Restrictions, including by way of sale, assignment, transfer, pledge, hypothecation or otherwise, shall be null and void and without effect.

(e) Lapse of Restrictions. Subject to the provisions of this Agreement and the Plan, [describe vesting]. Upon the lapse of restrictions relating to any Shares of Restricted Stock, the Company shall, as applicable, either remove the notations on any such Shares of Restricted Stock issued in book-entry form or deliver to the Grantee or the Grantee's personal representative a stock certificate representing a number of Shares of Common Stock, free of the restrictive legend described in Section 2(d), equal to the number of Shares of Restricted Stock with respect to which such restrictions have lapsed. If certificates representing such Restricted Stock shall have theretofore been delivered to the Grantee, such certificates shall be returned to the Company, complete with any necessary signatures or instruments of transfer prior to the issuance by the Company of such unlegended Shares of Common Stock.

(f) Termination of Employment. In the event of the termination of Grantee's employment or service with the Company, Parent of any Subsidiary:

(i) for any reason other than for "cause" prior to the lapsing of the restrictions in accordance with Section 2(e) hereof with respect to any Shares of the Restricted Stock granted hereunder, all Shares of Restricted Stock shall vest in full and be non-forfeitable on the date of such termination.

(ii) for "cause" prior to the lapsing of the restrictions in accordance with Section 2(e) hereof with respect to any Shares of the Restricted Stock granted hereunder, such portions of the Award that have not yet vested shall be forfeited by the Grantee as of the date of termination. Shares of Restricted Stock forfeited pursuant to this Section 2(f) shall be transferred to, and reacquired by, the Company without payment of any consideration by the Company, and neither the Grantee nor any of the Grantee's successors, heirs, assigns or personal representatives shall thereafter have any further rights or interests in such shares. If certificates for any such shares containing restrictive legends shall have theretofore been delivered to the Grantee (or his/her legatees or personal representative), such certificates shall be returned to the Company, complete with any necessary signatures or instruments of transfer.

For purposes of this Section 2(f), termination for "cause" generally means termination as a result of Grantee's willful gross misconduct that is materially adverse to the Company, Grantee's willful violation of a federal or state law, rule or regulation applicable to the business of the Company that is materially adverse to the Company, Grantee's conviction for, or entry of a guilty or no contest plea to, a felony. Grantee's termination of employment or service will not be considered to be for Cause unless it is approved by a majority vote of the members of the Board of Directors or an independent committee thereof. It is understood that good faith decisions of the Grantee relating to the conduct of the Company's business or the Company's business strategy will not constitute "cause."

(g) Corporate Transactions. In the event of (i) a "change of control," all Shares of Restricted Stock shall vest in full and be non-forfeitable immediately before such event or the date of termination in connection therewith, whichever is applicable; or (ii) a proposed dissolution or liquidation of the Company, the Award will terminate and be forfeited immediately prior to the consummation of such proposed transaction, unless otherwise provided by the Administrator. For purposes of this Section 2(g), "change of control" shall the sale or substantially all of the assets of the Company or the acquisition of the Company by another entity by means of consolidation or merger after which the then current stockholders of the Company hold less than 50% of the voting power of the surviving corporation provided that a reincorporation of the Company shall not be a change of control.

(h) Income Taxes. Except as provided in the next sentence, the Company shall withhold and/or reacquire a number of Shares having a Fair Market Value equal to the taxes that the Company determines it is required to withhold under applicable tax laws with respect to the Restricted Stock (with such withholding obligation determined based on any applicable minimum statutory withholding rates), in connection with the vesting of the Restricted Stock. In the event the Company cannot (under applicable legal, regulatory, listing or other requirements) satisfy such tax withholding obligation in such method, the Grantee makes a Section 83(b) election pursuant to Section 2(j) below, or the parties otherwise agree in writing, then , the Company may satisfy such withholding by any one or combination of the following methods: (i) by requiring the Grantee to pay such amount in cash or check; (ii) by deducting such amount out of any other compensation otherwise payable to the Grantee; and/or (iii) by allowing the Grantee to surrender shares of Common Stock of the Company which (a) in the case of shares initially acquired from the Company (upon exercise of a stock option or otherwise), have been owned by the Grantee for such period (if any) as may be required to avoid a charge to the Company's earnings, and (b) have a Fair Market Value on the date of surrender equal to the amount required to be withheld. For these purposes, the Fair Market Value of the Shares to be withheld or repurchased, as applicable, shall be determined on the date that the amount of tax to be withheld is to be determined.

(j) Section 83(b) Election. The Grantee hereby acknowledges that he may file an election pursuant to Section 83(b) of the Code to be taxed currently on the Fair Market Value of the Shares of Restricted Stock (less any purchase price paid for the Shares), provided that such election must be filed with the Internal Revenue Service no later than thirty (30) days after the grant of such Restricted Stock. The Grantee will seek the advice of her own tax advisors as to the advisability of making such a Section 83(b) election, the potential consequences of making such an election, the requirements for making such an election, and the other tax consequences of the Restricted Stock award under federal, state, and any other laws that may be applicable. The Company and its affiliates and agents have not and are not providing any tax advice to the Grantee.

Section 3. Miscellaneous

(a) Notices. Any notices, requests, demands, and other communications called for hereunder will be in writing and will be deemed given (a) on the date of delivery if delivered personally, (b) one (1) day after being sent overnight by a well-established commercial overnight service, or (c) four (4) days after being mailed by registered or certified mail, return receipt requested, prepaid and addressed to the parties or their successors at the following addresses, or at such other addresses as the parties may later designate in writing:

to the Company:

Attn: Chairman of the Compensation Committee
c/o Corporate Secretary
S&W Seed Company
7108 North Fresno Street, Suite 380
Fresno, CA 93720

If to Grantee:

at the last residential address known by the Company.

(b) No Right to Continued Employment. Nothing in the Plan or in this Agreement shall confer upon the Grantee any right to continue in the employ of the Company, a Parent or any Subsidiary or shall interfere with or restrict in any way the right of the Company, Parent or any Subsidiary, which is hereby expressly reserved, to remove, terminate or discharge the Grantee at any time for any reason whatsoever, with or without Cause and with or without advance notice.

(c) Bound by Plan. By signing this Agreement, the Grantee acknowledges that he has received a copy of the Plan and has had an opportunity to review the Plan and agrees to be bound by all the terms and provisions of the Plan.

(d) Adjustments. The Award shall be adjusted by the Committee at the same time as adjustments are made in accordance with Section 3.1(e) of the Plan with regard to "Adjustments Upon Change in Capitalization, Corporate Transactions" in a manner similar to, and subject to, the same requirements under Section 3.1(e) of the Plan. For purposes of this Award, the term "stock dividend" under Section 3.1(e) of the Plan shall include dividends or other distributions of the stock of the Subsidiaries of the Company.

(e) Successors. The terms of this Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, and of the Grantee and the beneficiaries, executors, administrators, heirs and successors of the Grantee.

(f) Invalid Provision. The invalidity or unenforceability of any particular provision thereof shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision had been omitted.

(g) Modifications. No change, modification or waiver of any provision of this Agreement shall be valid unless the same is in writing and signed by the parties hereto.

(h) Entire Agreement. This Agreement, the Plan and the Offer Letter contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and therein and supersede all prior communications, representations and negotiations in respect thereto.

(i) Governing Law. This Agreement and the rights of the Grantee hereunder shall be construed and determined in accordance with the laws of the State of California.

(j) Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement.

(k) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto as of the ___ day of _________, 201__.

S&W SEED COMPANY

By: _____________________________________
Name
Title

GRANTEE

________________________________________

[SIGNATURE PAGE - RESTRICTED STOCK AWARD AGREEMENT]